EXHIBIT 10.1

AGREEMENT

This Agreement (“Agreement”) is made and entered into on November 18, 2021 (“Agreement Date”), by and between Camber Energy, Inc., a Nevada corporation (“Company”), and the investors whose names appear below (each an “Investor” and collectively “Investors”).

Recitals

A. On November 23, 2018, Company entered into a Stock Purchase Agreement with an Investor for the purchase and sale of 2,941 shares of Series C Redeemable Convertible Preferred Stock (“Preferred”) convertible into shares of Common Stock of Company (“Common Stock”) pursuant to a Fourth Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by the Company with the Secretary of State of Nevada on July 9, 2021 (as amended to date, “Certificate”).

B. On February 3, 2020, Company entered into a Stock Purchase Agreement with an Investor for the purchase and sale of 525 shares of Preferred.

C. On June 22, 2020, Company entered into a Stock Purchase Agreement with an Investor for the purchase and sale of 630 shares of Preferred, of which 600 were exchanged and 30 remain issued and outstanding.

D. On July 9, 2021, Company entered into a Stock Purchase Agreement with an Investor for the purchase and sale of 1,575 shares of Preferred (all of the foregoing Stock Purchase Agreements collectively, the “Agreements”).

E. On December 11, 2020, Company issued a Promissory Note to an Investor in the original principal amount of $6,000,000.00.

F. On December 22, 2020, Company issued a Promissory Note to an Investor in the original principal amount of $12,000,000.00.

G. On April 23, 2021, Company issued a Promissory Note to an Investor in the original principal amount of $2,500,000.00 (all of the foregoing Promissory Notes collectively, the “Notes”).

H. Investor has at all times fully and completely complied with all of its obligations under the Agreement and the Certificate, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

I. Trigger Events occurred under the Certificate on May 6, 2021 for failure to file the annual report on Form 10-K when first due, May 17, 2021 for failure to file the quarterly report on Form 10-Q when first due, and August 16, 2021 for failure to file the quarterly report on Form 10-Q when first due.

J. Company has materially breached Section IV.B of each of the Agreements by failing to timely file all reports required to be filed by Company pursuant to the Exchange Act.

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K. Company has materially breached Section IV.H of the Agreements by failing to at all times maintain sufficient reserves from its duly authorized Common Stock for issuance of all Conversion Shares.

L. As an accommodation to Company, on October 8, 2021, Investors entered into an Agreement pursuant to which they agreed to refrain from declaring defaults under the Notes and Agreements if Company came current in all of its public filings by November 19, 2021. Company has advised Investors that it is unable to meet this deadline.

M. On November 9, 2021, Company filed a preliminary proxy statement for a special meeting of stockholders to seek approval (“Approval”) of the two matters described therein.

N. As a further accommodation to Company and in order to help facilitate implementation of the Company’s business plans and continued trading on the NYSE American (the “Trading Market”), Investor is willing to refrain from declaring defaults under the Notes and Agreements if Company timely cures the breaches as provided herein.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investors agree as follows:

I. Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the Certificate, the Agreements and the related Transaction Documents (as defined in the Agreements).

II. Acknowledgments. Company hereby acknowledges and agrees that: (a) Investors have at all times fully and completely complied with all of their obligations under the Agreements, the Notes and all other agreements between Company and Investor; (b) all Delivery Notices and calculations provided by Investor to Company with regard to Preferred were and are fully correct and accurate in all respects; (c) Trigger Events have occurred under the Certificate on May 6, 2021 for failure to file the annual report on Form 10-K when first due, May 17, 2021 for failure to file the quarterly report on Form 10-Q when first due, August 16, 2021 for failure to file the quarterly report on Form 10-Q when first due, and November 15, 2021 for failure to file the quarterly report on Form 10-Q when first due; (d) Company has materially breached Section IV.B of each of the Agreements by failing to timely file all reports required to be filed by Company pursuant to the Exchange Act,; (e) Company has materially breached Section IV.H of the Agreements by failing to at all times maintain sufficient reserves from its duly authorized Common Stock for issuance of all Conversion Shares; and (f) the Company no longer has the right to any early redemption under Section I.F.2 of the Certificate for either the Early Redemption Price or the Total Redemption Price.

III. Events of Default. Provided that Company fully cures the breaches of Section IV.B by December 6, 2021 and the breaches of Section IV.H as soon as possible and in any event on or before December 31, 2021 and obtains Approval by December 31, 2021, time being of the essence, Investor will not bring a breach of contract action or declare a Default or Event of Default under any of the Notes, Agreements or Transaction Documents with respect to such breaches. For the avoidance of doubt, curing the breaches will not undo the occurrence of the Trigger Events or restore Company’s right to early redemption, and the foregoing does not apply to and shall have no effect with regard to any breaches or defaults that may occur or continue after such dates.

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IV. Representations and Warranties.

A. Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1. Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending or, to the knowledge of Company, contemplated or threatened proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2. Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

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3. No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by Company and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4. Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation completed, ongoing, pending, threatened or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the sale, issuance, listing, trading or resale of any Shares on the Trading Market. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5. Filings, Consents and Approvals. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

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6. Disclosure; Non-Public Information. Company will timely file a current report on Form 8-K (“Current Report”) describing the material terms and conditions of this Agreement, a copy of which will be provided to Investor prior to the filing thereof. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except for information that will be, and only to the extent that it actually is, included in the Current Report, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto, (b) no information contained in the Disclosure Schedules constitutes material non-public information and (c) there is no adverse material information regarding Company that has not been publicly disclosed prior to the Agreement Date. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

7. Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a. Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, or control person of Company, or to Company’s knowledge a 10% or greater shareholder or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b. Investor and its representatives have not made and do not make any representations, warranties or agreements with respect to this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

c. The conversion of the Preferred and resale of Conversion Shares will result in dilution, which may be substantial; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the Certificate is absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d. Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to the parties entering into this Agreement.

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C. Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1. Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2. Investor Status. Investor is: (a) an accredited investor as defined in Rule 501(a) under the Act; and (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof.

V. Securities and Other Provisions.

A. Furnishing of Information. From and after December 6, 2021, as long as Investor owns any Preferred, Company will timely file all reports required to be filed by Company after the Closing pursuant to the Exchange Act. As long as Investor owns any Preferred, Company will prepare and make publicly available such information as is required for Investor to sell its Conversion Shares under Rule 144. Company further covenants that, as long as Investor owns any Preferred, Company will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell its Conversion Shares without registration under the Act within the limitation of the exemptions provided by Rule 14

B. No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe will constitute material non- public information after Closing. On and after Closing, neither Investor nor any Affiliate of Investor will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

C. Indemnification of Investor.

1. Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action by Company or a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents, or (c) any action based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by Investor, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by such Investor Party’s unexcused material breach of an express provision of this Agreement.

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2. Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

3. Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Note under this Agreement.

D. Reservation of Shares. From and after December 31, 2021, the Company will have, and at all times thereafter will, maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Certificate authorized shares of Common Stock in an amount equal to the number of shares sufficient to immediately issue all Conversion Shares potentially issuable at such time, or such other number of shares agreed to in a signed writing between the parties.

VI. General Provisions.

A. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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B. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

C. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

D. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

E. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

G. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

H. Acknowledgement. Company hereby acknowledges and agrees that (1) Investor has at all times fully and completely complied with all of its obligations under the Prior Agreements, this Agreement, the Certificate and all other Transaction Documents and agreements between Company and Investor, (2) all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects, (3) Investor has previously provided valid notice to the Company of the increase in beneficial ownership percentage set forth in Section 8 of the Certificate to 9.99%, which will continue apply to all shares of Preferred held by Investor, including without limitation following any amendment or restatement of the Certificate.

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I. General Release. Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees (collectively, the "Releasing Parties") hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the "Released Parties") from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by Investor, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto (collectively, the "Released Claims"). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

J. Ratification. Except as expressly provided herein, the Notes and the Agreements are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of the Agreements, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Agreements, Certificate or any Transaction Document. Except as expressly provided herein, the Agreements and all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

K. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

L. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the Prior Agreements. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Company: CAMBER ENERGY, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & CEO

Investor: Discover Growth Fund, LLC
Investor Name

By:	/s/ Sheniqua Rouse-Pierre
Name:	Sheniqua Rouse-Pierre
Title:	Treasurer of G.P. of Member

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